As filed with the Securities and Exchange Commission on (date)
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PUGET TECHNOLOGIES,INC.
(Exact name of registrant as specified in its charter)

Nevada	2200	010959140
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

PUGET TECHNOLOGIES,INC.
227 Bellevue Way NE, 411, Bellevue, WA 98004.
(206) 350-6345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exceeding Corporation.
671 Value Ridge Avenue, Henderson, NV 89012
(Address, including zip code, and telephone number,including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
	Amount to Be		Offering Price		Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(3)	$80,000	$9.17
TOTAL	2,000,000		$-		$80,000	9.17
___________
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 27, 2012

PRELIMINARY PROSPECTUS

Puget Technologies, Inc.
2,000,000 Shares of Common Stock at $0.04 per share

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Puget Technologies, Inc., a Nevada corporation (“we”, “us”, “our”, “Puget Technologies, Inc”, “Company” or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC.   The initial Offering will be for 180 days.  At the discretion of our management, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering.

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Andre Troshin, will attempt to sell the shares.  There is no commitment by any person to purchase any shares.  Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter.  Our officers and directors will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.  We have not made any arrangements to place funds in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.   If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 9.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2012

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 14, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on March 17, 2010 to engage in the development and operation of a business engaged in the distribution of Luxury wool bedding products produced in Germany.  Our principal executive offices are located at 227 Bellevue Way NE, 411, Bellevue, WA 98004.  Our phone number is (206) 350-6345.  We are a development stage company, we only just completed our second fiscal year end on October 31st  and we have no subsidiaries.

We are in the early stages of developing our plan to distribute Luxury wool bedding items of different sizes: blankets and pillows made in Germany. We entered into the Agreement with German manufacturer Wollwarenfabrik und Handelsgesellschaft mbH who will supply the wool bedding products to our company.  We currently have no revenues, no operating history, and no orders to purchase these wool bedding sets.  Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our Luxury wool bedding sets distribution business and hire one salesperson (See “Business of the Company” and “Plan of Operations”).  We currently have Luxury wool bedding products available, but do not expect to be selling such Luxury wool products until approximately 12 months following the completion of this offering.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, entering into Agreement with our supplier, purchasing first samples and commercial sets available for sale, purchasing computer, printer and office furniture, finding website developer who is currently in the process of  developing our company`s website and the initial equity funding by our sole officer and director.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated October 7, 2011, with  Wollwarenfabrik und Handelsgesellschaft mbH , a German  company (“W und H mbH”), which is an established distributor of Luxury wool products. W und H mbH is a large and well-established manufacturer and distributor of Luxury wool bedding sets in Germany.  The terms and conditions of the Supply Agreement provide that we have the right to purchase Luxury wool sets products blankets and pillows at item`s market prices as identified in the Supply Agreement.

We received our initial funding of $3,000 through the sale of common stock to our sole officer and director, who purchased 3,000,000 shares at $0.001 per share.

Our financial statements from inception on March 17, 2010 through the period ended January 31st, 2012 report no revenues and a net loss of $(5,615). Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Puget Technologies,Inc.

Securities Being Offered:	2,000,000 shares of common stock

Price Per Share:	$0.04

Common stock outstanding before the offering:	3,000,000 shares of common stock

Common stock outstanding after the offering	5,000,000 shares of common stock

Duration of the Offering:
At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period

Gross Proceeds	$80,000

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Andre Troshin.

Registration Costs:	We estimate our total offering registration costs to be approximately $7,010.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from March 17, 2010 (date of inception) to October 31st, 2011, included on Page F-1 in this prospectus and the reviewed financials statements for the period ended January 31, 2012.

Financial Summary	January 31, 2011 ($)
Cash and Deposits	8,042
Total Assets	10,112
Total Liabilities	12,727
Total Stockholder’s Deficit	2,615

Statement of Operations	Accumulated From March 17, 2010 (Inception) to January 31, 2012 ($)
Total Expenses	5,615
Net Loss for the Period	(5,615)

We have just commenced our operations and are currently without revenue. Our accumulated deficit at January 31, 2012 was $(5,615). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.   The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on March 17, 2010 and have very limited operations.  We have not realized any revenues to date. Our proposed Luxury wool bedding sets distribution business is under development. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to January 31, 2012 is $(5,615). Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;
• we incur delays and additional expenses related to the development of our product or a commercial market for our product; or
• we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Because we have not generated any revenue from our business, and we are at least 18 months (from the date hereof) away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully market our product and to eventually distribute and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business.  We may need to issue additional equity securities in the future to raise the necessary funds.  We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our Luxury wool bedding sets products and our business model.  The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders.  Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us.  If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The Luxury wool bedding sets distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The Luxury wool bedding sets distribution market is fragmented and competitive.  Our competition varies by product line, customer classification and geographic market.  The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product.  We will compete with many local, regional and national Luxury wool bedding sets distributors and dealers.  In addition, some Luxury wool bedding sets suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.  Additionally, distributors of products similar to those distributed by us, such as distributors of Polish wool bedding sets , may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors.  Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We depend on independent Luxury wool bedding sets suppliers for our business to operate.

We are and will continue to be for the foreseeable future, substantially dependent on independent Luxury wool bedding sets suppliers to deliver our Luxury wool bedding sets products.  We do not have our own manufacturing facilities to produce Luxury wool bedding sets .  We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply Luxury wool bedding sets to operate our Luxury wool bedding sets distribution business.  We rely on third-party supply companies to supply Luxury wool bedding sets and deliver it to us for resale.  We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these Luxury wool bedding sets suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they produce and distribute our products, likely some of our competitors’ products and their own products.   Some of the business for these Luxury wool bedding sets suppliers will likely come from producing or selling our competitors’ products.  These Luxury wool bedding sets suppliers may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.  In addition, we will face risks associated with any Luxury wool bedding sets supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.  Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for Luxury wool bedding sets, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2010.  Our success depends on our ability to build and maintain the brand image for our Luxury wool bedding sets products and effectively build the brand image for any new products.  We cannot assure you, however, that any additional expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products.  Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed.  Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our Luxury wool bedding sets, we will not be able to generate revenues and you will lose your investment

We have not completed our plan to distribute Luxury wool bedding sets, and we have no revenues from the sale or use of our Luxury wool bedding sets.  The success of our proposed business will depend on the completion of our plan and the acceptance of our Luxury wool bedding sets products by the general public.  Achieving such acceptance will require significant marketing investment.  Once we are capable of distributing our Luxury wool bedding sets products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Luxury wool bedding sets products are not accepted at sufficient levels, our business will fail.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with luxury products, such as Luxury wool bedding sets, which is not indispensable to maintaining a basic lifestyle.  Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

Because we will import our products from Germany and distribute them in the US, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We will import our product from Germany.  Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe and North America.  Deliveries of our products may be disrupted through factors such as:

• raw material shortages, work stoppages, strikes and political unrest;
• fuel price increases;
• problems with ocean shipping, including work stoppages and shipping;
• container shortages;
• increased inspections of import shipments or other factors causing delays in shipments; and
• economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Troshin for all of our operations.  The loss of Mr. Troshin will have a substantial negative effect on our company and may cause our business to fail.  Mr. Troshin has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Troshin’s services could prevent us from completing the development of our business distributing Luxury wool bedding products and having revenues.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our business distributing Luxury wool bedding  products and have yet to generate revenues.  Our sole officer and director has no prior experience distributing or selling Luxury wool bedding products or selling industry experience.  While we have plans for marketing and sales, there can be no assurance that such efforts will be successful.  There can be no assurance that our proposed Luxury wool bedding products will gain wide acceptance in its target market or that we will be able to effectively market our product.

We may not be able to compete effectively against our competitors.

The market for Luxury wool bedding sets distribution business is highly competitive and fragmented, with low barriers to entry.  The Company expects competition to intensify in the future.  We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources that are presently not available to us.  Numerous well-established companies are focusing significant resources on providing different kind of bedding sets that will compete with our products.  No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise.  In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our sole officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities.  We initially expect Mr. Troshin to spend approximately 20 hours a week on the business of our company.  As a result, demands for the time and attention from Mr. Troshin from our company and other entities may conflict from time to time.  Because we rely primarily on Mr. Troshin to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our sole officer and director, Mr. Troshin, beneficially owns 3,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock.  Assuming completion of the Maximum Offering, he will hold 60% of our issued and outstanding shares of common stock.  As a result, our sole officer and director will have significant influence to:

• Elect or defeat the election of our directors;
• amend or prevent amendment of our articles of incorporation or bylaws;
• effect or prevent a merger, sale of assets or other corporate transaction; and
• affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Troshin, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Mr. Troshin, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our independent registered public accountants and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Troshin lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our CEO has never been responsible for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mr. Troshin, who will receive no commissions.  He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf . There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable.  Investors that require liquidity should also not invest in our common stock.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 110,000,000 shares of common stock. At present, there are 3,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 5,000,000 shares outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.

Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 3,000,000 shares of our common stock since our inception on March 17, 2010. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES(1)
Maintaining reporting status	6,900	6,900	6,900	6,900
Office set up	2,000	3,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	2,000	15,000	32,000	37,000
Hire Sales person	-	-	-	12,000
General administrative costs	-	4,590	7,090	8,090
	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-
_________
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

Our offering expenses of approximately $7,010 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute Luxury wool bedding sets, with the exception that we will have insufficient funds to hire a sales person.  If we are not able to sell a minimum of 500,000 shares (25% of this offering), we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada.  If we do not sell at least 500,000 shares (25% of this offering) we will not be able to maintain our reporting status with the SEC, remain in good standing with the state of Nevada and complete most of our website development.  If we are unable to complete the Maximum Offering of 2,000,000 shares, we will attempt to raised the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website www.pugettechnologies.com are greater than we have budgeted. Our website is currently in the process of development. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our Luxury wool beddings sets products business, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2012 was $(2,615) or approximately $(0.001) per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2012.

The following table sets forth as of January 31, 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	10,375	30,375	50,375	70,375
Post offering net tangible book value per share	0.003	0.008	0.011	0.014
Pre-offering net tangible book value per share	(.001)	(.001)	(.001)	(0.001)
Increase (Decrease) in net tangible book value per share after offering	0.004	0.008	0.012	0.015
Dilution per share	0.037	0.032	0.029	0.026
% dilution	92.59%	81.02%	72.01%	64.81%
Capital contribution by purchasers of shares	20,000	40,000	60,000	80,000
Capital Contribution by existing stockholders	3,000	3,000	3,000	3,000
Percentage capital contributions by purchasers of shares	86%	93%	95%	96%
Percentage capital contributions by existing stockholders	14%	07%	05%	04%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$12,990	$32,990	$52,990	$72,990
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	3,500,000	4,000,000	4,500,000	5,000,000
Purchasers of shares percentage of ownership after offering	24.2%	25%	33.33%	40%
Existing stockholders percentage of ownership after offering	85.8%	75%	66.67%	60%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Overview

We were incorporated in the State of Nevada on March 17, 2010.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at 227 Bellevue Way NE, 411, Bellevue, WA 98004

We are a development stage company that has not generated any revenue and has had limited operations to date. From March 17, 2010 (inception) to January 31, 2012, we have incurred accumulated net losses of $5,615.  As of January 31, 2012, we had total assets of $10,112, and total liabilities of $12,727, respectively.  Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our business is the distribution if Luxury wool bedding sets produced in Germany to North America.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated October 7, 2011, with Wollwarenfabrik und Handelsgesellschaft mbH, a German  company, which is an established distributor of wool products.  Wollwarenfabrik und Handelsgesellschaft mbH is a large and well-established supplier and distributor of wool products in Germany.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase Luxury wool products at item prices identified in the Supply Agreement.

Our customers will be asked to 100% prepay for the products. Customers will have three options to pay for our products: by credit card, by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our supplier by wire transfer or credit card payment including shipping costs.  The purchased products will be shipped directly to the customers.

Set up Office.
Time Frame: 1st- 3rd months.

Upon completion of our offering we plan to set up office in the US and acquire the necessary equipment to begin operations. The more money we raise, the more money we can spend for office set up. We plan to spend $2,000 (if 25% of shares sold), $3,000 (if 50% or 75% of shares sold) and $4,000 (if 100% of shares sold), to set up office and obtain the necessary equipment to begin operations.  Andre Troshin, our sole officer and director will handle our administrative duties.

Develop Our Website.
Time Frame: 3rd-5th months.

When our office is set up, we intend to continue the development of our website.  We registered web domain www.pugettechnologies.com .  We are currently using an independent web design company to help us design and develop our website.  The more money we raise, the more money we can spend for our website development. We plan to spend $2,090 (if 25% of shares sold), $3,500 (if 50% of shares sold), $4,000 (if 75% of shares sold) and $5,000 (if 100% of shares sold) for our website to be operational.  It will take up to 90 days to develop our website.  There will be information about us, the variety of Luxury wool bedding sets we will offer, information on how to order our product and other information.  Updating and improving our website  www.pugettechnologies.com will continue throughout the lifetime of our operations.

Commence Advertising/ Marketing Campaign.
Time Frame: 6th-12th months.

Once our website is operational, we will begin to market our product.  We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our new clients will refer their friend and colleagues to us.  We plan to attend trade shows in our industry to showcase our product with a view to find new customers.  We also will use internet promotion tools on Facebook and Twitter to advertise our products and company. The more money we raise, the more money we can spend for the marketing campaign. We plan to spend $2,000 (if 25% of shares sold),$15,000 (if 50% of shares sold), $32,000 (if 75% of shares sold) and $37,000 (if 100% of shares sold) on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.
Time Frame: 6th-12th months.

In the same time we start our marketing campaign, we plan to contact and start negotiation with potential wholesale customers. Initially, our sole officer and director, Mr. Troshin, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration.  Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson.
Time Frame: 8th-12th months.

If we sell 100% shares in this offering, we intend to spend $12,000 to hire one salesperson to introduce our products.  The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our Luxury wool products.

Based on our current operating plan, we believe that we will start to generate revenue from selling our Luxury wool products by the end of 2012.  We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities.  We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

General administrative costs

The more money we raise, the more money we can spend for the general administrative costs. We plan to spend no money (if 25% of shares sold),$4,590 (if 50% of shares sold), $7,090 (if 75% of shares sold) and $8,090 (if 100% of shares sold) on general administrative costs during the first year.

Andre Troshin, our president will be devoting 20 hours per week to our operations.

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering if we sold 100% of shares offered. Until we start to sell our product, we do not believe that our operations will be profitable.  If we are unable to attract customers we may have to suspend or cease operations.  If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

We have not generated any revenues since our inception on March 17, 2010.  During the period from inception to January 31, 2012, our operating expenses were comprised of general and administrative expenses of $5,615.

Our total assets at January 31, 2012 were $10,112, consisting of cash on hand $8,042 and inventory $2,070.  We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $5,500.

Our director has loaned the company $40,525 since inception.  Some of the funds from the loans went unused and the company has repaid the Director $27,798 to date.  The remainder of the loans ($12,727) has been used to pay operating costs of $5,615, purchase inventory of $2,070 and the remaining $5,042 is cash in the bank.

Expenditures and Plan of Operation for the Remainder of Fiscal 2012

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Office set up:	$2,000-$4,000
Advertising/Marketing:	$2,000-$37,000
Website development	$2,090-$5,000
General administrative costs:	$0-$8,090
Hire a salesperson:	$0 - 12,000
Maintaining reporting status	$6,900

Total:	$12,990 -$72,990

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with no operating history.  We have not generated any revenues.  Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern.  We anticipate our company will experience substantial growth during the next two years.  This period of growth and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing between $ 12,990 and $72,990 (depending on whether  25%, 50%, 75% or 100% offered shares sold)  to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand of $5,100 will not allow us to commence operations.  However, no assurance can be given that we will be able to sell these percentages of shares.   The following table outlines the amount of cash we will need to implement our business in scenarios where we raise 25%, 50%, 75% and 100% of the Offering and the expected expenses we will incur:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990

EXPENDITURES
Maintaining reporting status	6,900	6,900	6,900	6,900
Office set up	2,000	3,000	3,000	4,000
Web site development	2,090	3,500	4,000	5,000
Advertising/marketing	2,000	15,000	32,000	37,000
Hire Sales person	-	-	-	12,000
General administrative costs	-	4,590	7,090	8,090
	12,990	32,990	52,990	72,990

Net Remaining Balance	-0-	-0-	-0-	-0-

Additionally, if we are unable to generate revenues that are sufficient to fund our operations after the initial 12 month period, we will need to obtain financing in order to sustain our operations beyond the end of month 12.  We anticipate that our future cash needs will be approximately $50,000 for the twelve month period following the end of month 12, and we do not currently have any arrangements for financing such amount if revenue is not sufficient to cover operating costs .  We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities.  No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan during the 12 months following the close of our offering , we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2011.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes

Puget Technologies,Inc. accounts for its income taxes in accordance with the FASB Accounting Standards Codification. Under Codification, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

The FASB Accounting Standards Codification requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on March 17, 2010.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.  Our business office is located at 227 Bellevue Way NE, 411, Bellevue, WA 98004

In General

Our business is the distribution if Luxury wool bedding sets produced in Germany to North America.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated October 7, 2011, with Wollwarenfabrik und Handelsgesellschaft mbH, a German  company which is an established distributor of Luxury wool products. Wollwarenfabrik und Handelsgesellschaft mbH is a large and well-established supplier and distributor of Luxury wool in Germany.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase Luxury wool  products at item prices identified in the Supply Agreement.

The total estimated amount of funds required to develop our business is between $ 12,990 and $72,990 (depending on whether  25%, 50%, 75% or 100% offered shares sold).  We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.   The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer and director, Mr.Troshin, though we do not have an agreement from Mr. Troshin for such cash advances.

We will distribute our wool products in the North American markets to both retail and wholesale customers.  We do not intend to store inventory for any period of time.  The orders will be shipped to the customers depending on customers’ requests.   Customers will be responsible for the custom duties, taxes or any other additional charges that might incur.  All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

Our products will be offered at prices marked-up from 15% to 20% of our purchase price to retail customers and 10% to15% of our purchased price to wholesale customers.   We plan to accept retail orders on-line only.  We do not intend to offer any credit terms relating to order payments.   Our customers will be asked to 100% prepay for the products.  Customers will also be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.  This will apply to both retail and wholesale customers purchasing our Luxury wool products.

Product Overview or History of Wool

Wild sheep were more hairy than woolly. Although sheep were domesticated nine to eleven thousand years ago, archaeological evidence from statuary found at sites in Iran suggests that selection for woolly sheep may have begun around 6000 BC, with the earliest woven wool garments having only been dated to two to three thousand years later. Woolly-sheep were introduced into Europe from the Near East in the early part of the 4th millennium BC. The oldest known European wool textile, ca. 1500 BC, was preserved in a Danish bog.

Prior to invention of shears - probably in the Iron Age - the wool was plucked out by hand or by bronze combs. In Roman times, wool, linen, and leather clothed the European population; the cotton of India was a curiosity that only naturalists had heard of; and silk, imported along the Silk Road from China, was an extravagant luxury. Pliny the Elder records in his Natural History that the reputation for producing the finest wool was enjoyed by Tarentum, where selective breeding had produced sheep with a superior fleece, but which required special care.

In medieval times, as trade connections expanded, the Champagne fairs revolved around the production of wool cloth in small centers such as Provins; the network that the sequence of annual fairs developed meant that the woollens of Provins might find their way to Naples, Sicily, Cyprus, Majorca, Spain, and even Constantinople. The wool trade developed into serious business, the generator of capital. In the thirteenth century, the wool trade was the economic engine of the Low Countries and of Central Italy; by the end of the following century Italy predominated, though in the 16th century Italian production turned to silk. Both pre-industries were based on English raw wool exports - rivaled only by the sheepwalks of Castile, developed from the fifteenth century - which were a significant source of income to the English crown, which from 1275 imposed an export tax on wool called the "Great Custom". The importance of wool to the English economy can be shown by the fact that since the 14th Century, the presiding officer of the House of Lords has sat on the "Woolsack", a chair stuffed with wool.

Economies of scale were instituted in the Cistercian houses, which had accumulated great tracts of land during the twelfth and early thirteenth centuries, when land prices were low and labor still scarce. Raw wool was baled and shipped from North Sea ports to the textile cities of Flanders, notably Ypres and Ghent, where it was dyed and worked up as cloth. At the time of the Black Death, English textile industries accounted for about 10% of English wool production; the English textile trade grew during the fifteenth century, to the point where export of wool was discouraged. Over the centuries, various British laws controlled the wool trade or required the use of wool even in burials. The smuggling of wool out of the country, known as owling, was at one time punishable by the cutting off of a hand. After the Restoration, fine English woollens began to compete with silks in the international market, partly aided by the Navigation Acts; in 1699 English crown forbade its American colonies to trade wool with anyone but England herself.

A great deal of the value of woollen textiles was in the dyeing and finishing of the woven product. In each of the centers of the textile trade, the manufacturing process came to be subdivided into a collection of trades, overseen by an entrepreneur in a system called by the English the "putting-out" system, or "cottage industry", and the Verlagssystem by the Germans. In this system of producing wool cloth, until recently perpetuated in the production of Harris tweeds, the entrepreneur provides the raw materials and an advance, the remainder being paid upon delivery of the product. Written contracts bound the artisans to specified terms. Fernand Braudel traces the appearance of the system in the thirteenth-century economic boom, quoting a document of 1275. The system effectively by-passed the guilds' restrictions.

Before the flowering of the Renaissance, the Medici and other great banking houses of Florence had built their wealth and banking system on their textile industry based on wool, overseen by the Arte della Lana, the wool guild: wool textile interests guided Florentine policies. Francesco Datini, the "merchant of Prato", established in 1383 an Arte della Lana for that small Tuscan city. The sheepwalks of Castile shaped the landscape and the fortunes of the meseta that lies in the heart of the Iberian peninsula; in the sixteenth century, a unified Spain allowed export of Merino lambs only with royal permission. The German wool market - based on sheep of Spanish origin - did not overtake British wool until comparatively late. The Industrial Revolution introduced mass production technology into wool and wool cloth manufacturing. Australia's colonial economy was based on sheep raising, and the Australian wool trade eventually overtook that of the Germans by 1845, furnishing wool for Bradford, which developed as the heart of industrialized woollens production.

A World War I era poster sponsored by the United States Department of Agriculture encouraging children to raise sheep to provide needed war supplies.

Due to decreasing demand with increased use of synthetic fibers, wool production is much less than what it was in the past. The collapse in the price of wool began in late 1966 with a 40% drop; with occasional interruptions, the price has tended down. The result has been sharply reduced production and movement of resources into production of other commodities, in the case of sheep growers, to production of meat.

Superwash wool (or washable wool) technology first appeared in the early 1970s to produce wool that has been specially treated so that it is machine washable and may be tumble-dried. This wool is produced using an acid bath that removes the "scales" from the fiber, or by coating the fiber with a polymer that prevents the scales from attaching to each other and causing shrinkage. This process results in a fiber that holds longevity and durability over synthetic materials, while retaining its shape.

In December 2004, a bale of the world's finest wool, averaging 11.8 micron, sold for $3,000 per kilogram at auction in Melbourne, Victoria. This fleece wool tested with an average yield of 74.5%, 68 mm long, and had 40 newtons per kilotex strength. The result was $AUD279,000 for the bale. The finest bale of wool ever auctioned sold for a seasonal record of 269,000 cents per kilo during June 2008. This bale was produced by the Hillcreston Pinehill Partnership and measured 11.6 microns, 72.1% yield and had a 43 Newtons per kilotex strength measurement. The bale realized $247,480 and was exported to India.

During 2007 a new wool suit was developed and sold in Japan that can be washed in the shower, and dries off ready to wear within hours with no ironing required. The suit was developed using Australian Merino wool and it enables woven products made from wool, such as suits, trousers and skirts, to be cleaned using a domestic shower at home.

In December 2006 the General Assembly of the United Nations proclaimed 2009 to be the International Year of Natural Fibres, so to raise the profile of wool and other natural fibers.

Our Products

Luxury wool bedding sets contain 100% merino wool.  The unique designs in blankets and pillows and superior product created from this magnificent natural wool have made it popular around the world. As well as traditional wool products, new, modern designs are developed by the factories and workshops to ensure Luxury wool items maintain their appeal.  Hand woven fabric appears in many forms, including blankets and pillows.  These beautiful items are perfect for wedding gifts, anniversary gifts or corporate gifts.

Luxury wool is known for its calming and soothing  as well as for thin, shining-like quality and expert craftsmanship.  Our mission is to bringing our customers the high quality Luxury wool items at competitive price.  Our supplier who represents only the most renowned and oldest European wool products manufacturers agreed to supply us with many kinds of Luxury wool products.  We will transmit any orders received to our supplier for shipment.  Our customers will be responsible to cover the shipping costs.  Shipping costs will be added automatically to a customer’s final bill.

Potential customers

We plan to sell our products to both, retail and wholesale customers.  Our retail customers can purchase our products from any countries from all over the world placing their orders on our website and paying by credit card.   Our President and sole director, Mr. Andre Troshin will market our products and negotiate agreements with potential wholesale customers in  North American countries.  We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to market our products and acquire potential customers.  We plan to attend trade shows in our industry to showcase our product with a view to find new customers.  If we sell 100% of the shares in this offering, we plan to hire a sales representative.  The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

We range of potential purchasers that we will seek as customers include:

• Retail customers purchasing our Luxury wool on-line;
• Large department stores such as Sears, Kmart, Macy’s;
• Small gift stores;
• Other on-line stores selling Luxury wool and any kind of gifts;
• Other wool products distributors.

Competition

There are many well-established manufacturing, distribution and retail sales companies selling Luxury wool products.  We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers.  Most of our competitors have greater financial resources and may be able to withstand sales or price decreases well than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Luxury wool is distributed by many companies as well as numerous stores and websites in Europe and North America.  To compete with other companies, we plan is to use helpful customer service and offer wide assortment of Luxury wool at competitive prices.  We will take significant efforts to promote our product using marketing and internet tools.

Website Marketing Strategy

We plan to develop our website www.pugettechnologies.com  to market and display our products.  As of the date of this prospectus we identified and registered the domain name for our website.  We currently are working with an independent web designing company.  Our website will describe our products in detail, show our contact information, and include some general information and pictures of Luxury wool.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible.  Our website will offer a large array of Luxury wool bedding and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced Luxury wool bedding sets.  Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices.  We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreement with our supplier

On October  7, 2011, we entered into a Supply Agreement, with Wollwarenfabrik und Handelsgesellschaft mbH , a German  company, which is an established distributor of wool products.  Wollwarenfabrik und Handelsgesellschaft mbH  is a large and well-established supplier and distributor of wool products in Germany.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase Luxury wool bedding sets  at item prices identified in the Supply Agreement.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Patents, Trademarks and Copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

We have not incurred any research and development costs to date.

Facilities

We currently do not own any physical property or own any real or intangible property.  Our current business address is 227 Bellevue Way NE, 411, Bellevue, WA 98004.  Our telephone number is (206) 350-6345.

Andre Troshin, our sole officer and director, works on Company business from a home office.  This location serves as our primary office for planning and implementing our business plan.  Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.  The Company intends to lease its own offices at such time as it has sufficient financing to do so.

Employees and Employment Agreements

We have only one employee as of the date of this prospectus. Mr. Troshin is our sole employee who currently provides his services on a consultant basis without compensation. After receiving funding, Mr. Troshin plans to devote as much time as the Board of Directors determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will hire full time management and administrative support personnel.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website  www.pugettechnologies.com  once our website is completed and launched.

DESCRIPTION OF PROPERTY

We do not currently own any real property.  Our corporate offices are located at 227 Bellevue Way NE, 411, Bellevue, WA 98004.   Mr. Troshin is providing us this office space free of charge. This location will serve as our primary executive offices for the foreseeable future.  Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name	Age	Position
Andre Troshin	34	President, Secretary, Treasurer and Director

Andre Troshin has served as our President, Treasurer and Director since our formation on March 17, 2010.  Since 2002, Mr. Troshin has  been self employed operating a business of consulting small business owners in European Union.

Mr. Troshin’s experience, excellent communication  skills and enthusiasm for entrepreneurship led to our conclusion that Mr. Troshin should be serving as a member of our Board of Directors.

Term of Office

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Committees of the Board Of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, both of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Troshin is not “independent” within the meaning of such rules.

Significant Employees

We have no employees.  Our sole officer and director, Andre Troshin, is an independent contractor to us and currently devotes approximately 20 hours per week to Company matters.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended October 31, 2011, for its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)
Andre Troshin (1)	2011	0	0	0	0	0	0	0	0
_________
(1) President, Secretary, Treasurer and Director.

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement or other termination from us. There are no arrangements for our officers that would result from a change-in-control.  None of our officers have received monetary compensation since our inception to the date of this prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at October 31, 2011.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of October 31, 2011:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Andre Troshin (1)	0	0	0	0	0	0	0
______
(1) President, Secretary, Treasurer and Director.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 14, 2010, we offered and sold to Andre Troshin, our President, Secretary, Treasurer and Director, a total of 3,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

Besides the purchase of shares as discussed above and the loans disclosed in the table below, w e have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

On the below dates the director had loaned the Company related amounts:

04/19/2010	100.00
06/30/2010	1,000.00
06/30/2010	800.00
10/01/2010	500.00
10/01/2010	2,300.00
10/01/2010	1,200.00
10/01/2010	3,800.00
10/01/2010	600.00
02/08/2011	5,650.00
07/18/2011	1,810.00
07/18/2011	1,000.00
07/19/2011	2,630.00
10/21/2011	5,000.00
11/08/2011	5,000.00
01/03/2012	100.00
01/27/2012	9,019.31
01/27/2012	15.83
40,525.14
On the below dates the Company had paid back related loans
10/15/2010	-1,787.19
12/08/2010	-9,200.00
10/15/2010	-600.00
10/15/2010	-300.00
03/03/2011	-1,000.00
04/28/2011	-3,000.00
05/27/2011	-810.76
11/02/2011	-5,000.00
11/08/2011	-2,500.00
11/09/2011	-500.00
12/01/2011	-2,000.00
01/17/2012	-100.00
01/31/2012	-500.00
01/31/2012	-500.00
27,797.95

The current balance of the loan outstanding to the director is $12,727.19.  The loan is non-interest bearing, due upon demand and unsecured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on October 31 , 2011, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
Andre Troshin President, Secretary, Treasurer and Director	3,000,000 shares of common stock	100%

All Directors and Officers as a Group (2 persons)	3,000,000 shares of common stock	100%

(1)  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is 227 Bellevue Way NE, 411, Bellevue, WA 98004

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.  As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding.

(3)  Based on 3,000,000 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Puget Technologies,Inc. has 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Andre Troshin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Troshin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Troshin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Troshin is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor have has been within the past 12 months, associated persons of a broker or dealer.  At the end of the offering, Mr. Troshin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Mr. Troshin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Puget Technologies,Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered.  The price per share is fixed at $0.04 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.
In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Puget Technologies,Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Puget Technologies,Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 110,000,000 shares of common stock, par value $0.001 per share.  As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are not authorized to issue preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Puget Technologies, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Thomas J Harris, CPA, our independent registered public accountants, have audited our financial statements for the period ended October 31 , 2011, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J Harris, CPA, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Puget Technologies, Inc.

 Index to Financial Statements

Page

Balance Sheet:
October 31, 2011 and January 31, 2012	F-1

Statements of Operations:
For the periods ended January 31, 2011 and 2012 and since November 1, 2009 (inception) to January 31, 2010	F-2

Statements of Cash Flows:
For the periods ended January 31, 2011 and 2012 and since November 1, 2009 (inception) to January 31, 2010	F-3

Notes to Financial Statements:
January 31, 2012	F-4

Puget Technologies
(A Development Stage Enterprise)
Balance Sheet

	(Audited)	(Unaudited)
	October 31	January 31
	2011	2012

ASSETS
Current assets:
Cash	$5,100	$8,042
Accounts receivable		-
Inventory	2,070	2,070
Total current assets	7,170	10,112

Fixed Assets
Furniture and Equipment		-
Computer Equipment	-
Leasehold Improvements
Total Fixed Assets	-	-
Less Accumulated Depreciation	-
Net Fixed Assets	-	-

Other Assets
Mining Claims	-	-
Goodwill		-
Total Other Assets	-	-
Total assets	$7,170	$10,112

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$-	$-
Accrued taxes	-
Advances from shareholder	-	-
Notes payable	9,692	12,727
Total current liabilities	9,692	12,727

Total liabilities	9,692	12,727

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 3,000,000 authorized,
	3,000	3,000
Capital in excess of par value	-	-
Deficit accumulated during the development stage	(5,522)	(5,615)
Total stockholders' equity	(2,522)	(2,615)
Total liabilities and stockholders' deficit	$7,170	$10,112

Puget Technologies
 (A Development Stage Enterprise)
 Statements of Operations
Unaudited

			Cumulative,
			Inception,
			November 1,
	Quarter Ended	Quarter Ended	2009 Through
	January 31,	January 31,	Janaury 31,
	2011	2012	2012

Sales	$-	$-	$-

Cost of Sales	-		-

Cost of Sales	-		-

General and administrative expenses:
Salaries	-		-
Depreciation and Amortization	-		-
Mineral Property Expenditures	-		-
Legal and professional fees	-		5,500
Marketing and Advertising	-	94	94
Insurance	-		-
Dues and Subscriptions	-		-
Taxes	-		-
Other general and administrative	8		21
Total operating expenses	8	94	5,615
(Loss) from operations	(8)	(94.00)	(5,615)

Other income (expense):
Interest Income	0		-
Currency losses	-		-
Interest (expense)	-		-
(Loss) before taxes	(8)	(94)	(5,615)

Provision (credit) for taxes on income	-		-
Net (loss)	$(8)	(94)	$(5,615)

Basic earnings (loss) per common share	$(0.00)	(0.00)	$(0.00)

Weighted average number of shares outstanding	3,000,000	3,000,000	3,000,000

Puget Technologies
(A Development Stage Enterprise)
Statements of Cash Flows
Unaudited

			Cumulative,
			Inception,
			November 1,
	Quarter Ended	Quarter Ended	2009 Through
	January 31,	January 31,	January 31,
	2012	2011	2012

Cash flows from operating activities:
Net (loss)	$(94)	$(8)	$(5,615)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Depreciation and Amortization		-	-
Change in current assets and liabilities:
Inventory		-	(2,070)
Deposits			-
Accounts payable and accrued expenses		-	-
Net cash flows from operating activities	(94)	(8)	(7,685)

Cash flows from investing activities:
Purchase of fixed assets		-	-
Net cash flows from investing activities		-	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	-	3,000
Checks in excess of deposits
Stock subscription payable		-	-
Advances from shareholder
Proceeds/(Payment) of notes payable	3,036	2,079	12,727

Net cash flows from financing activities	3,036	2,079	15,727
Net cash flows	2,942	2,071	8,042

Cash and equivalents, beginning of period	5,100	10,599	-
Cash and equivalents, end of period	$8,042	$5,100	$8,042

Supplemental cash flow disclosures:
Cash paid for interest		$-	$-
Cash paid for income taxes		$-	$-

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2012
(Unaudited)

1.    ORGANIZATION AND BUSINESS OPERATIONS

PUGET TECHNOLOGIES, INC. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on March 17, 2010. Our business is the distribution of Luxury wool bedding sets produced in Germany. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities ("ASC-915"). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception on March 17, 2010 through January 31, 2012 the Company has accumulated losses of $5,615.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $5,615 as of January 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $8,042 cash and $-0- cash equivalents as of January 31, 2012.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and   expenses during the reporting period. Actual results could differ from those estimates. In management's opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
JANUARY 31, 2012
(Unaudited)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with "ASC-260", "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is October 31.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period March 17, 2010 (inception) to January 31, 2012.

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
JANUARY 31, 2012

3.    COMMON STOCK

The authorized capital of the Company is 110,000,000 common shares with a par value of  $0.001 per share. On October 01, 2010, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.

4.    INCOME TAXES

As of January 31, 2012 the Company had net operating loss carry forwards of $5,615 that may be available to reduce future years' taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5.    RELATED PARTY TRANSACTIONS

On the below dates the director had loaned the Company related amounts:

04/19/2010	100.00
06/30/2010	1,000.00
06/30/2010	800.00
10/01/2010	500.00
10/01/2010	2,300.00
10/01/2010	1,200.00
10/01/2010	3,800.00
10/01/2010	600.00
02/08/2011	5,650.00
07/18/2011	1,810.00
07/18/2011	1,000.00
07/19/2011	2,630.00
10/21/2011	5,000.00
11/08/2011	5,000.00
01/03/2012	100.00
01/27/2012	9,019.31
01/27/2012	15.83
40,525.14
On the below dates the Company had paid back related loans
10/15/2010	-1,787.19
12/08/2010	-9,200.00
10/15/2010	-600.00
10/15/2010	-300.00
03/03/2011	-1,000.00
04/28/2011	-3,000.00
05/27/2011	-810.76
11/02/2011	-5,000.00
11/08/2011	-2,500.00
11/09/2011	-500.00
12/01/2011	-2,000.00
01/17/2012	-100.00
01/31/2012	-500.00
01/31/2012	-500.00
27,797.95

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
JANUARY 31, 2012
(Unaudited)

As of January 31, 2011 total loan amount unpaid was $12,727. The loan is non-interest bearing, due upon demand and unsecured.

On October 01, 2010, the Company sold 3,000,000 shares of common stock at a price of $0.001 per share to its director.

6.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2012 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

Puget Technologies, Inc.

 Index to Financial Statements

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-9

Balance Sheet:
October 31, 2011 and 2010	F-10

Statements of Operations:
For the periods ended October 31, 2011 and 2010	F-11

Statements of Stockholders' Deficit:
For the periods ended October 31, 2011 and 2010	F-12

Statements of Cash Flows:
For the periods ended October 31, 2011 and 2010	F-13

Notes to Financial Statements:
October 31, 2011	F-14

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Puget Technologies, Inc.
Bellevue, WA

We have audited the balance sheets of Puget Technologies, Inc. a development stage company, as at October 31, 2011 and 2010, the statements of operations, stockholders’ deficiency and cash flows for the periods then ended and for the period from inception March 17, 2010 to October 31, 2011. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Puget Technologies, Inc. a development stage company, as of October 31, 2011 and 2010 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas J Harris, CPA
December 9, 2011

Puget Technologies, Inc.
(A Development Stage Enterprise)
Balance Sheet
Audited

	October 31	October 31
	2011	2010
ASSETS
Current assets:
Cash	$5,100	$10,599
Accounts receivable		-
Inventory	2,070	-
Total current assets	7,170	10,599

Fixed Assets
Furniture and Equipment		-
Computer Equipment	-
Leasehold Improvements
Total Fixed Assets	-	-
Less Accumulated Depreciation	-
Net Fixed Assets	-	-

Other Assets
Mining Claims	-	-
Goodwill		-
Total Other Assets	-	-
Total assets	$7,170	$10,599

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$-	$-
Accrued taxes	-
Advances from shareholder	-	-
Notes payable	9,692	7,613
Total current liabilities	9,692	7,613

Total liabilities	9,692	7,613

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 110,000,000 authorized, 3,000,000 Issued and outstanding	3,000	3,000
Capital in excess of par value	-	-
Deficit accumulated during the development stage	(5,522)	(14)
Total stockholders' equity	(2,522)	2,986
Total liabilities and stockholders' deficit	$7,170	$10,599

Puget Technologies, Inc.
(A Development Stage Enterprise)
Statements of Operations
Audited

			Cumulative,
			Inception,
			March 17,
	Year Ended	Period Ended	2010 Through
	October 31,	October 31,	October 31,
	2011	2010	2011

Sales	$-	$-	$-

Cost of Sales	-	-	-

Cost of Sales	-	-	-

General and administrative expenses:
Salaries	-	-	-
Depreciation and Amortization	-	-	-
Mineral Property Expenditures	-	-	-
Legal and professional fees	5,500	-	5,500
Marketing and Advertising	-	-	-
Insurance	-	-	-
Dues and Subscriptions	-	-	-
Taxes	-	-	-
Other general and administrative	8	14	22
Total operating expenses	5,508	14	5,522
(Loss) from operations	(5,508)	(14)	(5,522)

Other income (expense):
Interest Income	0	-	-
Currency losses	-	-	-
Interest (expense)	-	-	-
(Loss) before taxes	(5,508)	(14)	(5,522)

Provision (credit) for taxes on income	-		-
Net (loss)	$(5,508)	$(14)	$(5,522)

Basic earnings (loss) per common share	$(0.0018)	$(0.0000)

Weighted average number of shares outstanding	3,000,000	3,000,000

Puget Technologies, Inc.
(A Development Stage Enterprise)
Statements of Stockholders' Deficit
Audited

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Exploration
	Shares	Amount	Par ValRue	Stage	Total

Inception, March 17, 2010 through October 31, 2011:

Shares Issued for cash October 1, 2010	3,000,000	$3,000	$-		$3,000

Net (loss)				(14)	(14)

Balances, October 31, 2010	3,000,000	3,000	-	(14)	2,986

Year Ended October 31, 2011
Shares Issued	-	-	-		-

Net (loss)				(5,508)	(5,508)

Balances, October 31, 2011	3,000,000	3,000	-	(5,522)	(2,522)

Puget Technologies, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows
 Audited

			Cumulative,
			Inception,
			March 17,
	Year Ended	Year Ended	2010 Through
	October 31,	October 31,	October 31,
	2011	2010	2011

Cash flows from operating activities:
Net (loss)	$(5,508)	$(14)	$(5,522)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Depreciation and Amortization	-	-	-
Change in current assets and liabilities:
Inventory	(2,070)		(2,070)
Deposits			-
Accounts payable and accrued expenses	-		-
Net cash flows from operating activities	(7,578)	(14)	(7,592)

Cash flows from investing activities:
Purchase of fixed assets	-	-	-
Net cash flows from investing activities	-	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	3,000	3,000
Checks in excess of deposits
Stock subscription payable	-		-
Advances from shareholder
Proceeds/(Payment) of notes payable	2,079	7,613	9,692

Net cash flows from financing activities	2,079	10,613	12,692
Net cash flows	(5,499)	10,599	5,100

Cash and equivalents, beginning of period	10,599	-	-
Cash and equivalents, end of period	$5,100	$10,599	$5,100

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
OCTOBER 31, 2011

1.    ORGANIZATION AND BUSINESS OPERATIONS

PUGET TECHNOLOGIES, INC. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on March 17, 2010. Our business is the distribution of Luxury wool bedding sets produced in Germany. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities ("ASC-915"). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception on March 17, 2010 through October 31, 2011 the Company has accumulated losses of $5,522.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $5,522 as of October 31,2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $5,100 cash and $-0- cash equivalents as of October 31, 2011.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and   expenses during the reporting period. Actual results could differ from those estimates. In management's opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
OCTOBER 31, 2011

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity ofthese instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with "ASC-260", "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is October 31.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period March 17, 2010 (inception) to October 31, 2011.

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
OCTOBER 31, 2011

3.    COMMON STOCK

The authorized capital of the Company is 110,000,000 common shares with a par value of $ 0.001 per share. On October 01, 2010, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.

4.    INCOME TAXES

As of October 31, 2011 the Company had net operating loss carry forwards of $5,522 that may be available to reduce future years' taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5.    RELATED PARTY TRANSACTIONS

On the bellow dates the director had loaned the Company related amounts:

04/19/2010	100.00
06/30/2010	1,000.00
06/30/2010	800.00
10/01/2010	500.00
10/01/2010	2,300.00
10/01/2010	1,200.00
10/01/2010	3,800.00
10/01/2010	600.00
02/08/2011	5,650.00
07/18/2011	1,810.00
07/18/2011	1,000.00
07/19/2011	2,630.00
10/21/2011	5,000.00
26,390.00
On the below dates the Company had paid back related loans

10/15/2010	-1,787.19
12/08/2010	-9,200.00
10/15/2010	-600.00
10/15/2010	-300.00
03/03/2011	-1,000.00
04/28/2011	-3,000.00
05/27/2011	-810.76
--
16,697.95

PUGET TECHNOLOGIES. INC.
(A Development Stage Company)
Notes to Financial Statements
OCTOBER 31, 2011

As of October 31, 2011 total loan amount unpaid was $9,692. The loan is non-interest bearing, due upon demand and unsecured.

On October 01, 2010, the Company sold 3,000,000 shares of common stock at a price of $0.001 per share to its director.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

________________

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

PUGET TECHNOLOGIES, INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2012, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$10
Legal and accounting fees and expenses	$5,500
Publishing/Edgarizing	$500
Transfer Agent	$1,000
TOTAL	$7,010
_______
(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

• indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

• advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

• obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 14, 2010, we offered and sold to Andre Troshin, our President, Secretary, Treasurer and Director, a total of 3,000,000 shares of common stock for a purchase price of $0.001 per share for aggregate proceeds of $3,000.  These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel (filed previously)

10.1	Supply Agreement, dated October 7, 2011, with Wollwarenfabrik und Handelsgesellschaft mbH, a German company (“W und H mbH) (filed previously)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Thomas J Harris, CPA

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, WA on April 26 , 2012.

PUGET TECHNOLOGIES, INC.

By:	/s/ Andre Troshin
Andre Troshin
President, Secretary, Treasurer and Director
(principal executive officer, principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andre Troshin, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Puget Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andre Troshin	President, Secretary, Treasurer and Director	April 26 , 2012
Andre Troshin	(principal executive officer, principal financial officer and principal accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (filed previously)

3.2	Bylaws of the Registrant (filed previously)

5.1	Opinion re: Legality and Consent of Counsel (filed previously)

10.1	Supply Agreement, dated October 7, 2011, with Wollwarenfabrik und Handelsgesellschaft mbH , a German company (“W und H mbH”) (filed previously)

23.1	Consent of Legal Counsel (contained in exhibit 5.1)

23.2	Consent of Thomas J Harris, CPA